EXHIBIT 10.3












                      SUBSCRIPTION AGREEMENT


                              among


                  SEABOURN CRUISE LINE LIMITED,



                       CARNIVAL CORPORATION


                              and


                     THE PERSONS NAMED HEREIN


                       Dated:  May 27, 1998


                     _________________________


=================================================================








                         TABLE OF CONTENTS

                                                                    Page

ARTICLE 1  DEFINITIONS                                                 2
           1.1  Definitions                                            2

ARTICLE 2  SUBSCRIPTION AND ISSUE OF THE SHARES                        5
           2.1  Subscription and Issue of the Shares.                  5
           2.2  The Closing                                            5
           2.3  Post-Closing Adjustment                                6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY               7
           3.1  Due Incorporation                                      7
           3.2  Qualification                                          7
           3.3  Capital Stock                                          7
           3.4  Authorization; No Contravention                        8
           3.5  Binding Effect                                         8

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS             8
           4.1  Acquisition for Own Account.                           9
           4.2  Exemption                                              9
           4.3  Non-Registration                                       9
           4.4  Business Knowledge                                     9
           4.5  Authorization; No Contravention                       10
           4.6  Binding Effect                                        10
           4.7  Investment Limitation                                 10

ARTICLE 5  CONDITIONS TO THE OBLIGATION
           OF THE COMPANY AND THE INVESTORS TO CLOSE                  11

ARTICLE 6  LIMITATIONS ON TRANSFER                                    11
           6.1  General Restrictions on Transfer                      11
           6.2  Void Transfers                                        12
           6.3  Permitted Transfers                                   12

ARTICLE 7  TAG-ALONG AND BRING-ALONG RIGHTS                           13
           7.1  Tag-Along Rights                                      13
           7.2  Bring-Along Rights                                    16

ARTICLE 8  CORPORATE GOVERNANCE AND CERTAIN OTHER ACTIONS             18
           8.1  General                                               18
           8.2  Election of Directors                                 18
           8.3  Removal and Replacement                               19
           8.4  Company Name Change                                   19

ARTICLE 9  INITIAL PUBLIC OFFERING                                    19
           9.1  Initial Public Offering                               19
           9.2  Initial Public Offering Procedure                     20
           9.3  Customary Agreements                                  20
           9.4  Carnival Exchange                                     20
           9.5  Put Option                                            21
           9.6  No Fractional Shares                                  22
           9.7  Closing of the Carnival Exchange and the Put Option   22
           9.8  Exchange Ratio Adjustment                             23
           9.9  No Claims                                             24

ARTICLE 10  RIGHT TO PARTICIPATE IN CERTAIN ISSUANCE OF CAPITAL
            SHARES                                                    25
            10.1  Right to Participate in New Issuance                25
            10.2  Exercise of Right                                   25
            10.3  Closing                                             26

ARTICLE 11  SHARES CERTIFICATE LEGEND                                 26

ARTICLE 12  AFTER-ACQUIRED SECURITIES                                 27

ARTICLE 13  TRANSACTIONS WITH AFFILIATES                              28
            13.1  Limitation on Transactions with Affiliates          28
            13.2  Exceptions                                          28

ARTICLE 14  TERMINATION                                               29
            14.1  General                                             29
            14.2  Non-Consummation of Cunard Acquisition              29
            14.3  Return of Shares and Purchase Price                 29
            14.4  Shareholder No Longer Holds Shares                  29
            14.5  No Liability                                        30

ARTICLE 15  CONFIDENTIALITY                                           30

ARTICLE 16  MISCELLANEOUS                                             31
            16.1  Survival of Representations, Warranties,
                  Other Agreements and Undertakings                   31
            16.2  Notices                                             31
            16.3  Fees and Expenses                                   33
            16.4  Carnival Expenses.                                  33
            16.5  Third Party Beneficiaries                           33
            16.6  Successors and Assigns                              33
            16.7  Amendment and Waiver                                34
            16.8  Counterparts                                        34
            16.9  Headings                                            34
            16.10 Governing Law                                       35
            16.11 Arbitration                                         35
            16.12 Severability                                        35
            16.13 Entire Agreement                                    36
            16.14 Further Assurances                                  36






                    SUBSCRIPTION AGREEMENT


     SUBSCRIPTION AGREEMENT, dated as of May 27, 1998, among Seabourn Cruise

Lines Limited, a Bahamas International Business Corporation (the "Company"),

the persons set forth on the signature pages hereto (collectively, the

"Investors") and Carnival Corporation, a Panamanian corporation ("Carnival"

and, together with the Investors, the "Shareholders").

     WHEREAS, pursuant to an Agreement for the Sale and Purchase of the

Business of Cunard, dated April 3, 1998, among Cunard Line Limited ("Cunard")

and others as sellers and Carnival as buyer and Kvaerner ASA as guarantor (the

"Sale and Purchase Agreement"), Carnival agreed to acquire the business carried on by affiliates of Kvaerner ASA under the name Cunard.

     WHEREAS, Carnival has assigned its rights and duties under the Sale and

Purchase Agreement to a newly-formed subsidiary ("Newco") of the Company.

     WHEREAS, the Company intends to change its name to Cunard Line Limited.

     WHEREAS, the parties hereto currently intend to consider an initial public offering of equity securities of the Company prior to November 30, 1999 and, if such an initial public offering is made, the parties also intend to consider listing the equity securities of the Company on the Oslo Stock Exchange, either as a primary or secondary listing (it being understood that any such decisions concerning an initial public offering shall be made by Carnival in its sole discretion).

     WHEREAS, the Company desires to issue to the Investors ordinary shares of the Company, par value $0.10 (the "Shares"), to fund a portion of the purchase price under the Sale and Purchase Agreement.

     WHEREAS, the Shareholders desire to set forth certain agreements among them relating to the governance of the Company and the transfer of their

Shares.

     NOW, THEREFORE, the parties hereto agree as follows:


                          ARTICLE 1.

                         DEFINITIONS

     1.1   Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Adjusted Cunard Price" means the purchase price under the Sale and

Purchase Agreement as adjusted under clause 4.2 thereof plus the actual amount of fees and expenses of Christiania Markets ("Christiania") reimbursed under

Section 16.3 of this Agreement.

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person.  For purposes of this definition, "control", when used with respect to any Person,

means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Assumed Cunard Price" means US $380,444,000.

     "Assumed Investor Share Adjustment" means, with respect to each Investor,

the assumed Investor share adjustment as specified on Schedule 2.1.

     "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or public holiday in England, Wales, the Bahamas, Bermuda and the United States.

     "Closing" has the meaning set forth in Section 2.2 of this Agreement.

     "Closing Date" means the Business Day (as defined in the Sale and Purchase

Agreement) on which all of the conditions of Completion shall have been fulfilled or waived by the parties to the Sale and Purchase Agreement.

     "Completion" has the meaning set forth in the Sale and Purchase Agreement.

     "Initial Public Offering" means an initial public offering of equity securities of the Company in the United States, the United Kingdom or Norway

and a related listing of such shares on a national securities exchange or trading market in the United States, the London Stock Exchange or the Oslo

Stock Exchange, respectively.

     "Investors" has the meaning set forth in the recitals to this Agreement.

     "Investor Purchase Price Adjustment" means, with respect to each Investor,

the product of (i) the Purchase Price Adjustment Amount and (ii) the investment percentage of such Investor as specified on Schedule 2.1.

     "Investor Share Adjustment" means with respect to each Investor, the

Investor Purchase Price Adjustment divided by US $10.00 (the per share purchase price of the Shares).

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,

assignment, encumbrance, lien (excluding those arising by operation of law) or other security interest of any kind or nature whatsoever.

     "Person" means any individual, firm, corporation, partnership, trust,

incorporated or unincorporated association, joint venture, joint stock company,

Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Post-Closing Share Issuance Amount" means, with respect to each Investor,

either (i) the Assumed Investor Share Adjustment plus the Investor Share

Adjustment (if the Adjusted Cunard Price exceeds the Assumed Cunard Price) or

(ii) the Assumed Investor Share Adjustment minus the Investor Share Adjustment otherwise.

     "Purchase Price Adjustment Amount" means the product of (i) 0.3 and

(ii) either (a) the Adjusted Cunard Price minus the Assumed Cunard Price (if the Adjusted Cunard Price exceeds the Assumed Cunard Price) or (b) the Assumed

Cunard Price minus the Adjusted Cunard Price otherwise.

     "Recapitalization Agreement" means the Recapitalization Agreement, dated as of May 27, 1998, among the Company, Carnival and CG Holding AS ("CG").

     "US $" means United States dollars, the lawful currency of the United

States of America.


                         ARTICLE 2.

            SUBSCRIPTION AND ISSUE OF THE SHARES

     2.1  Subscription and Issue of the Shares.  (a)  At the Closing, subject to the terms and conditions of this Agreement, the Company agrees to issue to the Investors, and the Investors agree to subscribe for and accept from the

Company, the numbers of Shares set forth by each Investor's name on

Schedule 2.1 hereto.  After the Closing, the Company shall issue additional

Shares to the Investors subject to the terms of Section 2.3.

          (b)  The purchase price payable by the Investors in the aggregate shall be US $114,133,200, subject to adjustment in accordance with Section 2.3.

At the Closing, each Investor shall pay the amounts set forth by each

Investor's name on Schedule 2.1 hereto, which shall be held on account of the purchase price payable hereunder.

     2.2  The Closing (a)  The subscription and issue of the Shares (other than the additional Shares to be issued pursuant to Section 2.3) (the "Closing")

shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in

New York, at 10:00 a.m., local time, on the Closing Date or at such other time as the parties may mutually agree.

          (b)  At the Closing, the Company shall deliver to each Investor certificates evidencing the number of Shares to which such Investor is entitled under Section 2.1(a) (other than the additional Shares to be issued pursuant to

Section 2.3) registered in such Investor's name, upon payment of the funds payable by each Investor under Section 2.1(b).  All amounts paid hereunder shall be paid by wire transfer of immediately available funds to such account or accounts as may be designated by the Company to the Investors.  All Shares issued hereunder shall be validly issued, fully paid and non-assessable and free and clear from all Liens.

     2.3  Post-Closing Adjustment.  Upon completion of the adjustment of the purchase price under clause 4.2 of the Sale and Purchase Agreement, the Company shall notify, in writing, each Investor of its Investor Purchase Price

Adjustment.  Within five Business Days thereafter, (i) either (a) if the

Adjusted Cunard Price does not exceed the Assumed Cunard Price, the Company shall pay each Investor its Investor Purchase Price Adjustment (if any) by wire transfer of immediately available funds to an account of Christiania on behalf of such Investor as designated in writing by Christiania to the Company or (b)

otherwise, each Investor shall pay the Company its Investor Purchase Price

Adjustment by wire transfer of immediately available funds to the account designated under Section 2.1(b), and (ii) subject to the receipt of any amounts due under Section 2.3(i)(b), the Company shall issue to each Investor a number of Shares equal to the Post-Closing Share Issuance Amount of such Investor.


                         ARTICLE 3.

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investors on the date hereof and on the Closing Date as follows:

     3.1  Due Incorporation.  The Company is an International Business

Corporation duly incorporated and validly existing under the laws of the

Bahamas and has all requisite corporate power and lawful authority to own,

lease and operate its properties and to carry on its business as now being conducted.

     3.2  Qualification.  The Company is duly qualified or otherwise authorized to transact business in each jurisdiction in which such qualification or authorization is required by applicable law or in which the failure so to qualify or be authorized would have a material adverse effect on the Company.

     3.3  Capital Stock.  (a)  As of the date hereof, the authorized share capital of the Company is US $5,000, made up of 5,000 shares.  As of the date hereof, 4,800 shares are issued and outstanding.  Upon the Closing, the authorized share capital of the Company will be US $15 million, made up of 150 million shares. Except for this Agreement and the Recapitalization Agreement,

the Company has no obligations to issue any of its Shares.

          (b)  Upon the payment of the Investors of the purchase price provided for under Section 2, the Shares issuable hereunder will be duly authorized,

validly issued, fully paid and non-assessable and free and clear from all

Liens.

     3.4  Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the

Shares (i) are within the Company's corporate power and have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Memorandum and Articles of Association, or any amendment of either thereof, or any organizational or governing documents of the Company; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under any material agreement of the Company.

     3.5  Binding Effect.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy,

insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.


                        ARTICLE 4.

     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     applicable (severally as to itself only and not jointly) to the Company on the date hereof and on the Closing Date as follows:

     4.1  Acquisition for Own Account.  Such Investor is acquiring the Shares for its own account, or an account with respect to which it exercises sole investment discretion, solely for investment and not with a view to resale or distribution thereof.

     4.2  Exemption.  Such Investor is (a) a "qualified institutional buyer"

within the meaning of Rule 144A under the United States Securities Act of 1933,

as amended (the "Securities Act"), (b) an "accredited investor" within the meaning of Regulation D under the Securities Act, or (c) not in the United

States, within the meaning of Regulation S ("Regulation S") promulgated under the Securities Act, and is neither a U.S. person ("U.S. person"), within the meaning of Regulation S, nor a person acquiring the Shares for the account or benefit of a U.S. person.

     4.3  Non-Registration.  Such Investor acknowledges that the offering and sale of the Shares has not been and will not be registered under the Securities

Act and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons except pursuant to an exemption from registration or under an effective registration statement under the Securities

Act.

     4.4  Business Knowledge.  Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement,

and is able to bear the economic risk of such investment for an indefinite period of time, including a complete loss of capital.  It has been furnished access to such information and documents as it has requested and has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this

Agreement and the proposed transactions and the purchase of the Shares contemplated hereby.

     4.5  Authorization; No Contravention.  The execution, delivery and performance by such Investor of this Agreement and the transactions contemplated hereby, including, without limitation, the payment of the purchase price (i) are within such Investor's corporate or other power and have been duly authorized by all necessary action of such Investor; (ii) do not contravene the terms of the certificate of incorporation and by-laws (or comparable instruments), or any amendment of either thereof, or any organizational or governing documents of such Investor, as applicable, and

(iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under any material agreement of such Investor.

     4.6  Binding Effect.  This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer,

moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

     4.7  Investment Limitation.  Except as specifically agreed to by the

Company, as of the Closing, no Investor, its affiliates, or related persons shall hold Shares with an aggregate purchase price in excess of US $15 million.

After the Closing, no Investor shall acquire more than 5% of the outstanding

Shares of the Company without the consent of the Company; provided however that if any purchase by any Investor requires Carnival or the Company to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

amended then such Investor shall reimburse Carnival or the Company, as the case may be, for all of its out-of-pocket fees and expenses related to any such filing.


                         ARTICLE 5.

                CONDITIONS TO THE OBLIGATION
          OF THE COMPANY AND THE INVESTORS TO CLOSE

     The obligations of the Company to issue Shares on the Closing and the

Investors to pay the amounts under Section 2.1 shall be conditioned upon:

          (i)  the waiver or satisfaction of all conditions set forth in clause

5 of the Sale and Purchase Agreement; and

          (ii)  the execution and delivery by the parties thereto of the

Recapitalization Agreement, in the form attached hereto as Exhibit A.


                          ARTICLE 6.

                    LIMITATIONS ON TRANSFER

     6.1  General Restrictions on Transfer.  Each Shareholder agrees that such

Shareholder shall not, either directly or indirectly, offer, sell, transfer,

assign, mortgage, hypothecate, pledge, create a security interest in or Lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (any of the foregoing actions, to "Transfer" and, any offer, sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or Lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") any Shares, or any interest therein, except in a transaction that is specifically permitted by this Agreement.

     6.2  Void Transfers.  Any attempt to Transfer any Shares, or any interest therein, which is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not give any effect in the Company's stock records to such attempted Transfer.

     6.3  Permitted Transfers.  Notwithstanding Sections 6.1 and 6.2, Transfers

(including, without limitation, pledges of Shares as collateral for loans) may be made pursuant to this Agreement if:

          (i)  such Transfer complies in all respects with the applicable provisions of this Agreement including, without limitation, Section 7 and applicable federal and state securities laws;

          (ii)  the transferee agrees in writing with the Company and the other

Shareholders to be bound by the terms and conditions of this Agreement with respect to the Shares Transferred to such transferee to the same extent as the

Shareholder who originally held such Shares is or was bound hereby (whereupon such transferee shall be entitled to the same rights as such Shareholder who originally held such Shares had with respect to such Shares and shall be deemed to be a Shareholder for all purposes hereunder with respect to such Shares);

          (iii)  if requested by the Company, in its sole discretion, an opinion of counsel to such transferring Shareholder shall be supplied to the

Company, at such transferring Shareholder's expense, to the effect that such

Transfer complies with applicable United States federal and state securities laws; and

          (iv)  except for the parties to this Agreement, such transferee is not (i) a Person engaged, directly or indirectly, in the cruise line business,

(ii) an owner, partner or shareholder holding more than 10% of the equity interest in such a Person or (iii) an Affiliate of a Person described in clauses (i) and (ii).


                          ARTICLE 7.

               TAG-ALONG AND BRING-ALONG RIGHTS

     7.1  Tag-Along Rights.  (a)  If one or more Shareholders (each a "Selling

Shareholder" and, the "Selling Shareholders") shall desire to sell Shares representing a majority of all outstanding Shares (a "Proposed Sale") to any

Person other than another Shareholder or an Affiliate of such Shareholder  (a

"Third Party Purchaser"), then such Selling Shareholders shall offer the other

Shareholders which are not Selling Shareholders (the "Tag-Along Shareholders")

the right to participate in the Proposed Sale with respect to a number of

Shares determined as provided in this Section 7.1 by sending written notice

(the "Tag-Along Notice") to the Company and the Tag-Along Shareholders, which notice shall (i) state the number of Shares proposed to be sold in such

Proposed Sale by such Selling Shareholders (the "Proposed Sale Shares"),

(ii) state the proposed purchase price per Proposed Sale Share (the "Tag-Along

Price") and all other material terms and conditions of such Proposed Sale and

(iii) if applicable, be accompanied by any written offer from the Third Party

Purchaser; provided, however, that the Selling Shareholders shall not be obligated to deliver a Tag-Along Notice if the Transfer (if consummated) is made pursuant to Section 7.2.

          (b)  Each Tag-Along Shareholder shall have the right to require the

Selling Shareholder to cause the Third Party Purchaser to purchase from such

Tag-Along Shareholder at the Tag-Along Price (and otherwise upon the same terms and conditions as those set forth in the Tag-Along Notice) a number of Shares owned by such Tag-Along Shareholder (such Tag-Along Shareholder's "Tag-Along

Shares") not in excess of the product of (i) the total number of Proposed Sale

Shares, times (ii) a fraction, the numerator of which is the total number of

Shares owned by such Tag-Along Shareholder and the denominator of which is equal to the sum of the total number of Shares owned by the Selling

Shareholders and the Tag-Along Shareholders and any other Persons owning Shares entitled to participate in such Sale.  Such right of each Tag-Along Shareholder shall be exercisable by written notice to the Selling Shareholders with copies to the Company given within 10 Business Days after receipt of the Tag-Along

Notice (the "Tag-Along Notice Period"), which notice shall state the number of

Tag-Along Shares that such Tag-Along Shareholder elects to sell in the Proposed

Sale, if less than the maximum number of such Tag-Along Shareholder's Tag-Along

Shares; provided that, if such notice shall not state a number of Tag-Along

Shares, then such Tag-Along Shareholder will be deemed to have elected to sell the maximum number of such Tag-Along Shareholder's Tag-Along Shares.  Failure by a Tag-Along Shareholder to respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice.

Each Tag-Along Shareholder that elects to sell any or all of such Tag-Along

Shareholder's Tag-Along Shares is referred to in this Section 7.1 as a

"Participating Tag-Along Shareholder" and the number of Tag-Along Shares elected, or deemed to be elected, by such Tag-Along Shareholder to be sold as provided above is referred to in this Section 7.1 as such Tag-Along

Shareholder's "Participating Tag-Along Shares".  The number of Shares to be sold by the Selling Shareholders in the Proposed Sale shall be reduced by the aggregate number of Participating Tag-Along Shares to be sold pursuant to this

Section 7.1 by all Participating Tag-Along Shareholders.

          (c)  At the request of the Selling Shareholders made not less than two Business Days prior to the proposed Transfer, a Participating Tag-Along

Shareholder shall deliver to the Selling Shareholders certificates representing such Participating Tag-Along Shareholder's Participating Tag-Along Shares, duly endorsed, in proper form for Transfer, together with a limited power-of-

attorney authorizing the Selling Shareholders to transfer such Participating

Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction.

          (d)  If no Transfer of the Tag-Along Shares in accordance with the provisions of this Section 7.1 shall have been completed within 70 Business

Days of the Tag-Along Notice, then the Selling Shareholders shall promptly return to the Participating Tag-Along Shareholder, in proper form, all certificates representing such Participating Tag-Along Shareholder's

Participating Tag-Along Shares and the limited power-of-attorney previously delivered by such Participating Tag-Along Shareholder to the Selling

Shareholders.

          (e)  The closing of the sale of the Participating Tag-Along Shares by the Participating Tag-Along Shareholders shall be held at the same place and time as the closing of the sale by the Selling Shareholders in the Proposed

Sale.  Promptly after the consummation of the Transfer of the Participating Tag-

Along Shares pursuant to this Section 7.1, each Participating Tag-Along

Shareholder shall receive (i) the consideration with respect to the

Participating Tag-Along Shares so Transferred and (ii) such other evidence of the completion of such Transfer and the terms and conditions (if any) thereof as may reasonably be requested by such Participating Tag-Along Shareholder.

          (f)  The provisions of this Section 7.1 shall remain in effect,

notwithstanding any return to any Participating Tag-Along Shareholder of

Participating Tag-Along Shares as provided in Section 7.1(d).

     7.2  Bring-Along Rights.  (a)  In the event that one or more Selling

Shareholders owning at least 60% of the number of outstanding shares of the

Company receives a bona fide offer from a Third Party Purchaser (excluding offers from Affiliates of any of the Shareholders) to purchase (including a purchase by merger) at least a majority of the outstanding Shares, the Selling

Shareholders may send written notice (a "Buyout Notice") to the Company and the other Shareholders notifying the other Shareholders that they will be required to sell the same percentage of their Shares in such sale as the Selling

Shareholder propose to sell (which percentage shall be specified in such Buyout

Notice) (the "Designated Percentage").

          (b)  Upon receipt of a Buyout Notice, each Shareholder receiving such notice shall be obligated:

               (i)  to sell the Designated Percentage of such Shareholder's

Shares in the transaction (including a sale or merger) contemplated by the

Buyout Notice on the same terms and conditions as the Selling Shareholders;

               (ii)  to provide for the payment by such Shareholder of such shareholder's pro rata portion of all costs associated with such transaction,

in the proportion that the number of Shares owned by such Shareholder bears to the number of outstanding Shares; and

               (iii)  otherwise to take all necessary action to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith.

          (c)  Each Shareholder further agrees to (i) take all actions

(including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Selling

Shareholders and (ii) appoint the Selling Shareholders as its attorneys-in-fact to do the same on its behalf.

          (d)  In the event a contract with respect to the transaction contemplated by the Buyout Notice has not been entered into within the 90 days after the date of delivery of the Buyout Notice, the obligations of the

Shareholders under this Section 7.2 with respect to such Buyout Notice shall terminate, subject, however, to the right of the Selling Shareholders to deliver a further Buyout Notice.


                         ARTICLE 8.

       CORPORATE GOVERNANCE AND CERTAIN OTHER ACTIONS

     8.1  General.  Each Shareholder shall vote its Shares at any regular or special meeting of Shareholders of the Company, or in any written consent executed in lieu of such a meeting of Shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement

(including, without limitation, Section 8.2 hereof), and to ensure that the

Company's Memorandum and Articles of Association and By-Laws do not, at any

time hereafter, conflict in any respect with the provisions of this Agreement.

     8.2  Election of Directors .  Each Shareholder agrees that, except as the

Shareholders may otherwise agree in writing, the number of directors constituting the entire Board of Directors shall be seven, comprised of the following individuals:

          (i)  five individuals designated by Carnival; and

          (ii)  two individuals designated by the Investors holding a majority of all Shares held by the Investors (the "Majority Investors").

          The initial directors designated by Carnival shall be Atle Brynestad,

Micky Arison, Howard Frank, Paris Katsoufis and Larry Pimentel and the initial directors designated by the Majority Investors shall be Jorgen Lund and Knut

Heje.

     8.3  Removal and Replacement.  Each of Carnival and the Majority Investors

shall be entitled at any time and for any reason (or for no reason) to designate any or all of its designees on the Board of Directors for removal.

If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director, then Carnival or the Majority

Investors shall, as soon as practicable thereafter, designate a replacement director and, as soon as practicable thereafter, the Company and each of the

Shareholders shall take action, including, if necessary, the voting of its

Shares, to elect or cause the election by the Board of Directors of such replacement director in accordance with Section 8.2(a)(i) or (ii), as the case may be.

     8.4  Company Name Change.  Each Shareholder hereby agrees to approve the change of the Company's name to Cunard Line Limited and to take all action necessary, including the voting of its Shares, to effect the same.



                            ARTICLE 9.

                     INITIAL PUBLIC OFFERING

     9.1  Initial Public Offering.  It is the current intention of the parties to complete the Initial Public Offering prior to November 30, 1999 (the "IPO

Deadline"); provided that, if market conditions do not permit the Initial Pubic

Offering prior to the IPO Deadline, the IPO Deadline may be extended at the option of Carnival.  If the Initial Public Offering is in the United States,

the Company and the Investors shall in good faith attempt to negotiate a registration rights agreement with customary terms and provisions to provide the Investors (as a group) with one demand registration right and with piggy-

back registration rights.

     9.2  Initial Public Offering Procedure.  Prior to the Initial Public

Offering, the Company shall provide the Investors with written information regarding the Initial Public Offering process and, to the extent determined by

Carnival in its sole discretion, shall invite the Investors to participate in such Initial Public Offering.  Any Investor so invited which desires to sell

Shares in the Initial Public Offering shall, with a time limit set out by the

Company in writing, notify the Company in writing of its wish to sell and the amount of Shares it desires to sell; provided that Carnival may require each

Investor to sell up to 50% of such Investor's Shares in the Initial Public

Offering and, upon written request from Carnival, the Investors shall sell such

Shares in the Initial Public Offering.

     9.3  Customary Agreements.  In connection with the Initial Public

Offering, each Investor agrees to enter into customary agreements (including,

without limitation, a lock-up agreement) with the Company and the arrangers/underwriters of the Initial Public Offering.

     9.4  Carnival Exchange.  Notwithstanding Sections 9.1, 9.2 and 9.3, at the

option of Carnival, in its sole discretion, in lieu of an Initial Public

Offering, Carnival may at any time elect to purchase all of the Shares owned by the Investors (the "Carnival Exchange") in exchange for shares of common stock of Carnival (the "Carnival Common Stock").  Prior to effecting the Carnival

Exchange, Carnival  shall, in its sole discretion, consider first whether to effect the Initial Public Offering.  In the Carnival Exchange, each Investor shall be entitled to receive a number of shares equal to the product of (i) the number of Shares owned by such Investor and (ii) the Exchange Ratio.  The

Exchange Ratio shall initially be 0.14493 and shall be subject to adjustment as provided in Section 9.7 below.  If it elects to effect the Carnival Exchange,

Carnival shall notify each Investor in writing of the Carnival Exchange.  Such notice shall specify the Exchange Ratio and the place and time of the closing of the Carnival Exchange (which shall be a date within 20 Business Days of the calculation of the Exchange Ratio).

     9.5  Put Option.  Notwithstanding Sections 9.1, 9.2, 9.3 and 9.4, if on

the third anniversary of the Closing, the Company has not completed the Initial

Public Offering and the Carnival Exchange has not occurred, each Investor shall, from and after the third anniversary of the Closing, have the option

(the "Put Option") to put all of such Investor's Shares to Carnival in exchange for Carnival Common Stock.  The Put Option shall be exercisable by each

Investor by delivery of written notice to Carnival (the "Put Option Notice")

within 10 Business Days after the third anniversary of the Closing.  At the closing of the Put Option, each Investor who has exercised the Put Option shall be entitled to receive a number of shares of Carnival Common Stock equal to the product of (i) the number of Shares owned by such Investor and (ii) the

Exchange Ratio.  At the closing of the Put Option Carnival shall be obligated to purchase all of the Shares owned by the Investors exercising the Put Option in exchange for shares of Carnival Common Stock as determined in accordance with the preceding sentence.  Carnival shall provide notice in writing to each

Investor exercising the Put Option of the Exchange Ratio and the place and time of the closing of the Put Option (which closing date shall be within 45

Business Days after the third anniversary of the Closing).

     9.6  No Fractional Shares.  No fraction of Carnival Shares will be issued to the Investors in connection with the Carnival Exchange or the exercise of the Put Option.  In lieu thereof, Carnival shall pay to such Investors otherwise entitled to a fractional share cash in an amount equal to the product of such fraction and the closing price for the Carnival Common Stock on the New

York Stock Exchange Composite Tape on the last trading day prior to the closing of either the Carnival Exchange or the Put Option.

     9.7  Closing of the Carnival Exchange and the Put Option.  The closing for the purchase of the Shares pursuant to Sections 9.4 or 9.6 shall be held at such place and time as Carnival shall designate in writing to the Investors.

At such closing, in exchange for all of the Shares held by each Investor participating in the Carnival Exchange or the Put Option, as the case may be,

Carnival shall issue, sell and deliver to such Investor and such Investor shall purchase, acquire and accept from Carnival, certificates evidencing the number of Shares of Carnival Common Stock to which such Investor is entitled under

Sections 9.4 and 9.6, registered in such Investor's name, all of which, upon issuance shall have been duly authorized, validly issued, fully paid and non-

assessable and free and clear from all Liens.  All Shares delivered by each

Investor to Carnival under this Section 9.7 shall be free and clear from all

Liens.

     9.8  Exchange Ratio Adjustment.  If Carnival or the Company shall, at any time or from time to time, (i) declare a dividend of shares of the Carnival

Common Stock or Shares payable in Carnival Common Stock or Shares,

respectively, (ii) subdivide the outstanding shares of Carnival Common Stock or

Shares, (iii) combine the outstanding Carnival Common Stock or Shares into a smaller number of shares, or (iv) issue any shares of Carnival Common Stock or

Shares in a reclassification of Carnival Common Stock or Shares, respectively

(including any such reclassification in connection with a consolidation or merger in which Carnival or the Company is the surviving corporation), then in each such case, the Exchange Ratio in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that upon the Carnival

Exchange or the closing of the Put Option each Investor shall be entitled to receive the same aggregate number of shares of Carnival Common Stock which, if the Carnival Exchange or the closing of the Put Option had occurred immediately prior to such date, such Investor would have owned upon such Carnival Exchange or the closing of the Put Option and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If there occurs any reclassification of the Carnival Common Stock, consolidation or merger of

Carnival with or into another Person (other than a merger or consolidation of

Carnival in which Carnival is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Carnival

Common Stock) or the sale or conveyance of all or substantially all of the assets of Carnival to another Person, then each Investor will thereafter be entitled to receive, upon the Carnival Exchange or the closing of the Put

Option, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Carnival Common Stock upon such reclassification, consolidation,

merger, sale or conveyance, in respect of that number of shares of Carnival

Common Stock then deliverable upon the Carnival Exchange or the closing of the

Put Option if the Carnival Exchange or the Put Option had been exercised immediately prior to such reclassification, consolidation, merger, sale or conveyance. Any such adjustment of the Exchange Ratio shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination, reclassification, consolidation, merger, sale or conveyance.  Such adjustment of the Exchange Ratio shall be made successively whenever any event listed above shall occur.  If a stock dividend is declared and such stock dividend is not paid, the Exchange Ratio shall again be adjusted to be the Exchange Ratio in effect immediately prior to such record date.

     9.9  No Claims.  Each Investor understands and agrees that it shall have no claim against the Company, Newco, Carnival or any of their directors,

officers or affiliates if the Initial Public Offering shall not occur or if

Carnival elects to effect the Carnival Exchange and to the fullest extent permitted by law, waives any such claim.


                        ARTICLE 10.

  RIGHT TO PARTICIPATE IN CERTAIN ISSUANCE OF CAPITAL SHARES

     10.1  Right to Participate in New Issuance.  If the Company determines to issue any Shares or any security convertible into or exercisable or exchangeable for Shares, to any shareholder of the Company (including a

Shareholder) (other than capital shares to be issued (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Company's Board of Directors, (ii) pursuant to a stock split or stock dividend, (iii) pursuant to the exercise of any option, warrant or convertible security theretofore issued, (iv) as consideration in connection with a bona fide acquisition by the Company or any of its subsidiaries or (v) pursuant to the Initial Public Offering) (each such issuance not excluded by the immediately preceding parenthetical being herein referred to as a "New Issuance"), then the Company shall notify the

Shareholders of the proposed New Issuance.  Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the estimated price at which such securities will be issued.

     10.2  Exercise of Right.  By written notice to the Company given within 15

Business Days of being notified of such New Issuance, each Shareholder shall be entitled to purchase that percentage of New Issuance determined by dividing (a)

the total number of Shares owned by such Shareholder by (b) the total number of all outstanding Shares.  Such right shall be exercisable within 15 Business

Days following the receipt of the notice delivered pursuant to the previous sentence.  To the extent the Shareholders do not elect to purchase all of the securities proposed to be offered and sold in the New Issuance, the Company may issue those securities not so subscribed for to the shareholders participating in such issuance, provided that such sales are consummated within 120 Business

Days after the Shareholders? rights hereunder have expired or been waived.

     10.3  Closing.  The closing of the New Issuance shall be held at such time as the Company shall designate in writing to the Shareholders that elect to purchase securities in the new Issuance pursuant to this Article 10 not fewer than five Business Days prior to the date of such closing, at the Company's principal offices, or at another place designated by the Company in writing to such Shareholders in such notice.



                           ARTICLE 11.

                  SHARES CERTIFICATE LEGEND

     The Company and Shareholders agree that each certificate representing the

Shares now or hereafter held by a Shareholder shall be endorsed with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

      THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER" AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SUBSCRIPTION AGREEMENT, DATED AS OF MAY 27, 1998 (THE "SUBSCRIPTION AGREEMENT", AMONG SEABOURN CRUISE LINE LIMITED, (THE "COMPANY", CARNIVAL CORPORATION AND THE PERSONS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SUBSCRIPTION' AGREEMENT."


                        ARTICLE 12.

               AFTER-ACQUIRED SECURITIES

     Except as otherwise provided in Article 14, all of the provisions of this

Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares

(including without limitation, upon the exercise of any option or warrant),

corporate reorganization, or any other form of recapitalization, consolidation,

merger, share split or share dividend, or that are acquired by a Shareholder in any other manner, and, in the case of any such event, appropriate adjustment shall be made to any number of Shares hereunder to take account of such event provided, however, that, with respect to CG, only (i) Shares issued pursuant to this Agreement and (ii) Shares issued as a result of a recapitalization,

reclassification, combination, stock dividend or otherwise with respect to

Shares issued pursuant to this Agreement shall be subject to the terms of this

Agreement.


                         ARTICLE 13.

               TRANSACTIONS WITH AFFILIATES

     13.1  Limitation on Transactions with Affiliates.  From and after the

Closing, the Company will not sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate

Transaction"), unless such Affiliate Transaction is on terms no less favorable to the Company than those that could be obtained an arm's length basis with a third party.

     13.2  Exceptions.  The limitation under Section 13.1 does not limit, and shall not apply to (i) any transaction or series of transactions approved by a majority of the disinterested members of the Board of Directors; (ii) any transaction between the Company and a wholly-owned subsidiary; (iii) the payment of reasonable compensation to directors and officers of the Company;

(iv) reasonable loans made by the Company to its officers and directors as approved by the Board of Directors; (v) any employment agreement with officers entered into by the Company in the ordinary course of business of the Company.


                         ARTICLE 14.

                         TERMINATION

     14.1  General.  This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of:

          (i)  the consummation by the Company of the Initial Public Offering or the consummation of the Carnival Exchange; and

          (ii)  such earlier date as the Shareholders shall unanimously agree in writing to terminate this Agreement.

     14.2  Non-Consummation of Cunard Acquisition.  This Agreement shall terminate (i) upon the termination of the Sale and Purchase Agreement or

(ii) if acquisition of the business of Cunard is not consummated for any reason.

     14.3  Return of Shares and Purchase Price.  If this Agreement is terminated pursuant to Section 14.2 and the Company has issued the Shares to the Investors under Section 2.1(a) and the Investors have paid to the Company the purchase price under Section 2.1(b), then the Investors shall surrender to the Company the certificates representing the Shares and upon the receipt of such Shares, the Company shall repay to each Investor such amount as such

Investor paid under Section 2.1(b) by wire transfer of immediately available funds to such account as may be designated by each Investor to the Company.

     14.4  Shareholder No Longer Holds Shares.  Notwithstanding Section 14.1,

this Agreement shall terminate permanently as to any Shareholder at such time as such Shareholder no longer owns any Shares; provided that any other Person that holds any Shares previously held by a Shareholder and has agreed to be bound hereby in accordance with the terms hereof in connection with the

Transfer to such other Person shall continue to be bound hereby as a

Shareholder with respect to such Shares.

     14.5  No Liability.  If this Agreement is terminated as provided in

Section 14.2, no party shall have any liability or further obligation to any other party under this Agreement.


                         ARTICLE 15.

                      CONFIDENTIALITY

     All information relating to the Company provided to any Investor shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Investor in contravention of this Agreement), (b) to such Investor's directors, officers, trustees, partners, employees, agents and professional consultants on a need-to-know basis, (c) to any other Shareholder, (d) to any

Person to which such Investor offers to sell or transfer any Shares, provided that the prospective transferee shall agree to be bound by the provisions of this Article 15, or (e) in order to comply with any law, rule, regulation or order applicable to such Investor.





                         ARTICLE 16.

                        MISCELLANEOUS

     16.1  Survival of Representations, Warranties, Other Agreements and

Undertakings.  All of the representations and warranties, as well as those other agreements and undertakings made herein to be performed after the Closing

Date, shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Investors or acceptance of the Shares.

     16.2  Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

          (a)   if to the Company:

                3655 N.W. 87th Avenue
                Miami, Florida  33178
                Telecopier No.:  (305) 471-4700
                Attention:  General Counsel

                with a copy to:

                Thommessen Krefting Greve Lund
                Haakon VII's gate 10, P.O. Box 1484
                0116 Oslo, Norway
                Attention: Jorgen Lund
                Telecopier No.: (47) 23 11 10 10

          (b)   if to Carnival:

                Carnival Corporation
                3655 N.W. 87th Avenue
                Miami, Florida  33178
                Telecopier No.:  (305) 471-4700
                Attention:  General Counsel

                with a copy to:

                Paul, Weiss, Rifkind, Wharton & Garrison
                1285 Avenue of the Americas
                New York, New York  10019
                Telecopy:  (212) 757-3990
                Attention:  James M. Dubin, Esq.

          (c)   if to the Investors:

                Christiania Markets
                Postboks 1166 Sentrum
                0107 Oslo, Norway
                Telecopy: (47) 22 69 08 88

                with a copy to:

                Haight, Gardner, Holland & Knight
                195 Broadway
                New York, New York 10007
                Telcopy: (212) 385-9010
                Attention: Mark A. Saunders, Esq.

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by airmail; and

when receipt is mechanically acknowledged, if telecopied.

     16.3  Fees and Expenses.  The Company agrees (i) to pay to Christiania a fee equal to 2% of the purchase price paid by the Investors, under this

Agreement (up to a maximum amount of US $2,000,000) with US $1,600,000 to be paid on the Closing Date and the remainder to be paid on the date on which the additional Shares are issued under Section 2.3 and (ii) to reimburse

Christiania for the reasonable third-party fees and expenses incurred by

Christiania in connection with the negotiation, execution and delivery of the

Sale and Purchase Agreement and this Agreement (up to a maximum amount of US

$350,000) on the Closing Date.

     16.4  Carnival Expenses.  The Company agrees to reimburse Carnival for all out-of-pocket expenses incurred by Carnival in connection with the transactions contemplated by the Sale and Purchase Agreement and this Agreement and the transactions contemplated thereby and hereby (including, without limitation,

travel, expenses and legal and accounting fees and expenses).

     16.5  Third Party Beneficiaries.  Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity,

other than the parties hereto, and their respective successors, permitted assigns and affiliates, any rights or remedies under or by reason of this

Agreement.

     16.6  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  The Company may not assign any of its rights or obligations under this

Agreement, except to a successor-in-interest to the Company, without the written consent of the Majority Investors and no Shareholder may assign any of its rights or obligations without the consent of the Company (except for an assignment pursuant to Section 6.3).

     16.7  Amendment and Waiver.

          (a)  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the parties from the terms of any provision of this

Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company, Carnival and the Majority Investors, and (ii) only in the specific instance and for the specific purpose for which made or given.

          (b)  No failure or delay on the part of the parties in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties at law, in equity or otherwise.

     16.8  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16.9  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     16.10  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     16.11  Arbitration.  (i)  After the Closing, any dispute, controversy, or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination, or validity hereof, including, without limitation, this Section 16.11 shall be solely and finally settled by arbitration in New York City, the State of New York in accordance with the Commercial Arbitration Rules and Supplementary Procedures

for International Commercial Arbitration of the American Arbitration

Association as modified by the provisions of this Article.  An award rendered in connection with an arbitration pursuant to this Section 16.11 shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

          (ii)  Proceedings in the arbitration shall be conducted in the

English language, and all documents not in English submitted by either party must be accompanied by a translation to English.

     16.12  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid,

illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     16.13  Entire Agreement.  This Agreement, together with the schedules hereto is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

     16.14  Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation,

obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.



     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                              SEABOURN CRUISE LINE LIMITED



                              By:    /s/ Jorgen Lund
                                 Name:   Jorgen Lund
                                 Title:  Director


                              CARNIVAL CORPORATION



                              By:    /s/ Arnaldo Perez
                                 Name:   Arnaldo Perez
                                 Title:  Vice President


                              STOREBRAND



                              By:   /s/ Truls Evensen
                                 Name:   Truls Evensen
                                 Title:  Portfolio Manager


                              VITAL



                              By: :   /s/ Peter Hermanrud
                                 Name:   Peter Hermanrud
                                 Title:  Investment Director


                              VESTA FORSIKRING



                              By:    /s/ Robert Lingaas
                                 Name:   Robert Lingaas
                                 Title:  Portfolio Manager


                              AVANSE



                              By:   /s/ Bjorn W. Johansen
                                 Name:   Bjorn W. Johansen
                                 Title:  Inv. Director


                              INDUSTRIFINANS



                              By:   /s/Bengt Losnedal
                                 Name:   Bengt Losnedal
                                 Title:  Portfolio Manager


                              POSTBANKEN VERDIPAPIRFOND



                              By:   /s/ Dagfin Hopsdal
                                 Name:   Dagfin Hopsdal
                                 Title:  Inv. Director


                              STATOIL



                              By:    /s/ Terje Moi
                                 Name:   Terje Moi
                                 Title:  Senior Manager


                              K-HOLDING



                              By:   /s/ Birger Harneshaug
                                 Name:   Birger Harneshaug
                                 Title:  Adm. Director


                               TOLUMA (WILH.WILHELMSEN)



                               By:   /s/ Knut Wang
                                  Name:   Knut Wang
                                  Title:  Managing Director


                               K-FONDENE



                               By:  /s/ Thomas Voght
                                  Name:   Thomas Voght
                                  Title:


                               VESTA FORVALTNING



                               By:   /s/ Hogne Tyssoy
                                  Name:   Hogne Tyssoy
                                  Title:  Investment Director


                               GJENSIDIGE FORSLKRING


                               By:   /s/ Bard Johannessen
                                  Name:   Bard Johannessen
                                  Title:  Portfolio Manager


                               HAFSLUND INVEST



                               By:   /s/ Steven Kunz
                                  Name:   Steven Kunz
                                  Title:


                               CG CRUISE INVEST AS



                              By:    /s/ Jorgen Lund
                                 Name:   Jorgen Lund
                                 Title:  Attorney-in-fact


                              CHRISTIANIA BANK OG KREDITKASSE ASA



                              By:   /s/ Tom Knoff
                                 Name:   Tom Knoff
                                 Title:



Christiania irrevocably and unconditionally guarantees the due and punctual payment of the purchase price by each Investor under Section 2.1(b) and any Investor Purchase Price Adjustment owed by any Investor under Section 2.3.


                              CHRISTIANIA MARKETS



                              By:   /s/ Tom Knoff
                                 Name:   Tom Knoff
                                 Title:

                         Schedule 2.1

                    Subscription for Shares



                              Initial
                             Subscription
                             Price To Be   Shares       Assumed
                              Paid At      To Be        Investor    Investment
                              Closing     Issued at      Share      Percentage
                               (US$)      Closing      Adjustment     ( % )
Storebrand

   Storebrand Liv             12,912,241   1,032,979      258,245    11.31

   Helikopeterservice PK fund     53,790       4,303        1,076     0.05

   Wilh.Wilhelmsen PK fund        63,751       5,100        1,275     0.06

   Bergens Tidende PK fund        11,289         903          226     0.01

   Bergesen d.y. PK fund          40,110       3,209          802     0.04

   IBM konsern PK fund           358,601      28,688        7,172     0.31

   Kraft Freia PK fund            46,485       3,719          930     0.04

   Kvinherad Kom Kraft fund       80,619       6,450        1,612     0.07

   Sparebankenes Sikrings fund    73,978       5,918        1,480     0.06

   Forretningsbankenes Sikrings   55,118       4,409        1,102     0.05
     fund

Vidal

   Vital Forsikring            9,130,656     730,452      182,613     8.00

Vesta Forsikring

   Vesta Forsikring           3,968,858      317,509       79,377     3.48

   Vesta Liv                  2,432,526      194,602       48,651     2.13

Avanse

   Avanse Vekst               2,282,664      182,613       45,653     2.00

   Avanse Shipping              913,066       73,045       18,261     0.80

   Avanse Kapital             5,934,926      474,794      118,699     5.20

Industrifinans

   Industrifinans Aktiv       3,245,353      259,628       64,907     2.84

   Industrifinans Aksje Norge 2,342,212      187,377       46,844     2.05

   Industrifinans Stor Kunde  1,310,051      104,804       26,201     1.15

Postbanken Verdipapirfond

   Postbanken Aksjespar       5,441,176       435,294     108,824     4.77

   Postbanken Aksjevekst        960,208        76,817      19,204     0.84

Statoil

   Statoil                    6,401,384       512,111     128,028     5.61

K-Holding

   K-Holding                  2,580,403       206,432      51,608     2.26

Toluma (Wilh. Wilhelmsen)

   Skips AS Tudor             2,647,890       211,831      52,958     2.32

   AS Wingana                   913,066        73,045      18,261     0.80

   Katten Invest DA              91,307         7,305       1,826     0.08

K-fondene

   K-Avkastning               5,972,640       477,811     119,453     5.23

   K-Kapital                  2,328,317       186,265      46,566     2.04

   K-Vekst                    1,822,161       145,773      36,443     1.60

Vesta forvaltning

   Vesta AMS                  2,257,852       180,628      45,157     1.98

   Vesta Horisont               922,990        73,839      18,460     0.81

   Vesta 2010                   248,116        19,849       4,962     0.22

   Vesta 2020                   129,020        10,322       2,580     0.11

   Vesta 2030                    94,284         7,543       1,886     0.08

Gjensidige Forslkring

   Gjensidige Skade             913,066        73,045      18,261     0.80

   Gjensidige Liv             3,652,262       292,181      73,045     3.20

   Hafslund Invest            2,719,348       217,548      54,387     2.38

CG Cruise Invest AS

   GC Cruise Invest AS       26,796,490     2,143,719     535,930    23.48

Christiania Bank ASA

   Christiania Bank ASA       1,984,925       158,794      39,699     1.74


TOTAL                       114,133,199     9,130,656   2,282,664    100.0